EXHIBIT 8.1

[LETTERHEAD OF DUANE MORRIS LLP]

November 4, 2009

Cohen Brothers, LLC

Cira Centre

2929 Arch St., 17th Floor

Philadelphia, PA 19104

Re:	Federal Income Tax Opinion Regarding Conversion of Cohen Class A Membership Units and Cohen Class B Membership Units into Recapitalized Cohen Membership Units

Ladies and Gentlemen:

We have acted as counsel to Cohen Brothers, LLC, a Delaware limited liability company (“Cohen”), in connection with the merger of a subsidiary of Alesco Financial Inc. (“AFN”) with and into Cohen (the “Merger”) as described in the Registration Statement on Form S-4 filed by AFN with the Securities and Exchange Commission on June 2, 2009, as amended through the date hereof (the “Registration Statement”). Prior to the Merger, each outstanding Cohen Class A membership unit and Cohen Class B membership unit will be converted into 0.57372 new Cohen membership units, referred to in the Registration Statement as the recapitalized Cohen membership units (the “Conversion”). You have requested our opinion concerning whether a Cohen member who receives recapitalized Cohen membership units in exchange for Cohen Class A Membership Units and Cohen Class B Membership Units pursuant to the Conversion should recognize any gain pursuant to such exchange for federal income tax purposes.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, pertinent judicial authorities, and interpretive rulings as we have considered relevant, each as in effect as of the date hereof. Statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, may have retroactive effect. A material change in the authorities upon which our opinion is based could affect the conclusions expressed herein. While our opinion states our views concerning the issues addressed herein, the Internal Revenue Service and the courts may not agree with our conclusions.

In rendering our opinion, we have examined such documents as we have considered necessary or appropriate as a basis for the opinion, including the Registration Statement. Our opinion set forth below assumes (1) the accuracy of the statements and facts concerning the Conversion set forth in the Registration Statement, and (2) the consummation of the Conversion in the manner contemplated by, and in accordance with the terms set forth in, the Registration Statement.

Based on the assumptions and subject to the qualifications and limitations set forth therein and herein, we hereby confirm that (a) the discussion set forth under the caption “Material United States Federal Income Tax Consequences – Conversion of Cohen Membership Units into Recapitalized Cohen Membership Units” in Amendment No. 6 to the Registration Statement constitutes our opinion of the material United States federal income tax consequences of the Conversion to a holder of Cohen membership units, and (b) such discussion accurately describes the material United States federal income tax consequences of the Conversion to a holder of Cohen membership units. Such discussion is limited to the material United States federal income tax consequences, and it does not purport to discuss all possible federal income tax consequences or any state, local or foreign tax consequences, of the Conversion to a holder of Cohen membership units.

The opinion expressed herein is limited to questions arising under the federal income tax law of the United States as set forth in the Code, together with administrative and judicial interpretations thereof, all as in effect on the date hereof as they presently apply. We have not been asked to opine on any state, local, or international tax laws and express no such opinions. Our opinion expressed herein is based on the facts and representations in existence and on the laws and regulations in effect as of the date hereof, all of which are subject to change prospectively and retroactively. We shall have no obligation to inform you of changes in law or of the facts of which we become aware after the date hereof.

This opinion letter is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion letter is being furnished to you exclusively for the use of Cohen and its members. This opinion letter and the opinion expressed herein may not be used or relied upon by any other person without our prior written consent.

This opinion replaces and supersedes our October 28, 2009 opinion delivered to Cohen and filed with the Securities and Exchange Commission as Exhibit 8.1 to Amendment No. 4 to the Registration Statement on October 28, 2009.

We hereby consent to the reference to our firm and our opinion under the section entitled “Material United States Federal Income Tax Consequences,” and the reference to our firm in the section entitled “Legal Matters,” in Amendment No. 6 to the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

Very truly yours

/s/ Duane Morris LLP
Duane Morris LLP

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